3050 Spruce Street, St. Louis, MO 63103 USA
Tel: (800) 521-8956 (314) 771-5765 Fax: (800) 325-5052 (314) 771-5757

FOR IMMEDIATE RELEASE - St. Louis, MO, July 30, 2015
SIGMA-ALDRICH (NASDAQ - SIAL) REPORTS Q2 2015 SALES OF $697 MILLION AND ADJUSTED DILUTED EPS OF $1.01.

HIGHLIGHTS:

Q2 2015 Results (all changes are against the comparable period in 2014)

•
Reported sales were $697 million compared to $701 million in the second quarter of 2014. Sales grew organically by 8%, and changes in foreign currency exchange rates decreased sales by 9%. Recent acquisitions increased sales by 1%.

•	By business unit, organic sales growth was 6% in Research, 8% in Applied and 11% in SAFC Commercial.

•
Reported diluted EPS was $0.98 compared to $1.11 in the second quarter of 2014. Adjusted diluted EPS (excluding $4 million of pre-tax merger-related costs in the second quarter of 2015) was $1.01. Changes in foreign currency exchange rates reduced second quarter 2015 adjusted diluted EPS by $0.17. Excluding this impact, adjusted diluted EPS would have been $1.18, an increase of 6% from the comparable period last year.

First Six Months of 2015 Results (all changes are against the comparable period in 2014)

•
Reported sales were $1.37 billion compared to $1.39 billion. Sales grew organically by 7%, and changes in foreign currency exchange rates decreased sales by 9%. Recent acquisitions increased sales by 1%.

•	By business unit, organic sales growth was 4% in Research, 7% in Applied and 10% in SAFC Commercial.

•
Reported diluted EPS was $2.02 compared to $2.16. Adjusted diluted EPS (excluding $7 million of pre-tax merger-related costs in the first half of 2015) was $2.06 compared to $2.17. Changes in foreign currency exchange rates reduced first six months of 2015 adjusted diluted EPS by $0.30. Excluding this impact, adjusted diluted EPS would have been $2.36, an increase of 9% from the comparable period last year.

CEO’s STATEMENT:

Commenting on performance in the second quarter of 2015, President and CEO Rakesh Sachdev said, “We delivered a strong quarter with contributions from all business units and geographies. The 8% organic sales growth in the quarter speaks well of the focus and dedication of Sigma-Aldrich employees on successfully executing the Company’s customer-centric strategies.”

Mr. Sachdev continued, “We are excited about the opportunity to join forces with Merck KGaA of Darmstadt, Germany. We continue to work toward closing the transaction mid-year.”

Q2 2015 RESULTS:

Reported sales for the second quarter of 2015 were $697 million, essentially flat from the same quarter in 2014. Organic sales growth in the quarter was 8%, but changes in foreign currency exchange rates reduced sales by 9%. Acquisitions increased sales by 1%.

Reported sales of the Research business unit ($340 million in sales, 49% of overall sales) declined by 5% from the second quarter of 2014 due to an 11% reduction in reported sales caused by changes in foreign currency exchange rates. Organic sales growth was 6%. All three segments (Academic/Government/Hospitals, Pharma and Dealers) and all major geographies (Total Americas, EMEA and APAC) contributed to organic sales growth during the quarter.

Reported sales of the Applied business unit ($178 million in sales, 25% of overall sales) increased 3% compared to the second quarter of 2014. Organic sales growth was 8%, but changes in foreign currency exchange rates reduced sales by 10%. Sales related to the recent acquisition of Cell Marque increased sales by 5%. Both segments (Diagnostics & Testing and Industrial) and all major geographies contributed to organic sales growth during the quarter.

Reported sales of the SAFC Commercial business unit ($179 million in sales, 26% of overall sales) grew 4% over the second quarter of 2014. Organic sales growth was 11%, but changes in foreign currency exchange rates reduced sales by 7%. Organic sales growth was led by double-digit growth in the Life Sciences Services segment and high-single digit growth in the Life Sciences Products segment.

Adjusted operating income in the second quarter of 2015 (excluding merger-related expenses) declined by $12 million over the same period last year. Adjusted operating income margin was 24.8%, a 160 basis point decline from last year. Changes in foreign currency exchange rates reduced adjusted operating income by $28 million, net of hedging. Excluding this impact, adjusted operating income margin would have been 26.4%, substantially in line with the same period last year.

The adjusted effective tax rate for the second quarter of 2015 was 29% compared to 28% in the same period last year. The higher effective tax rate for the second quarter of 2015 was primarily due to an increased mix of profits in higher tax rate jurisdictions.

OTHER INFORMATION:

Cash Flow and Debt: For the first six months of 2015, net cash provided by operating activities was $307 million compared to $287 million in the same period in 2014. Capital expenditures in the first six months of both 2015 and 2014 were $55 million. Free cash flow for the first six months of 2015 was $252 million, of which $55 million was returned to shareholders through dividends. The Company’s debt to capital ratio was 8% at June 30, 2015 compared to 12% at December 31, 2014.

Conference Call Information: In light of the announced transaction with Merck KGaA, the Company will no longer hold a conference call to review quarterly earnings results. The transaction with Merck KGaA, which the parties continue to work toward closing mid-year 2015, is subject to customary closing conditions, including regulatory approvals. Pursuant to its terms, the Merger Agreement between Merck KGaA and Sigma-Aldrich Corporation has been extended to December 22, 2015, to enable the parties to finalize the satisfaction of the remaining conditions to closing of the transaction.

Cautionary Statement: This release contains forward-looking statements. Such statements involve risk and uncertainty, including financial and business environment risks and projections. Such statements include those preceded or followed by, or including the words, “continue,” “expect,” or similar expressions, and other statements contained herein regarding matters that are not historical facts. Additionally, this release contains forward-looking statements relating to certain acquisitions and transactions, future performance, goals, strategic actions and initiatives and similar intentions and beliefs, including, without limitation, statements with respect to the Company’s expectations, goals, beliefs, intentions and the like regarding future sales, earnings, return on equity, return on invested capital, cost savings, process improvements, free cash flow, share repurchases, capital expenditures, acquisitions and other matters. These statements are based on assumptions regarding the Company’s operations, investments and acquisitions and conditions in the markets the Company serves. While the Company believes these statements are reasonable, such statements are subject to risks and uncertainties, including, among others, certain economic, political and technological factors. Actual results could differ materially from those stated or implied in this release, due to, but not limited to, such factors as (1) successfully completing our proposed transaction with Merck KGaA, which is dependent upon and/or may be affected by a number of factors, including, without limitation, the timely receipt of regulatory approvals required for the transaction, (2) potential disruption to our business occurring during the period between the announcement of the merger agreement with Merck KGaA and the closing of the transaction, (3) global economic conditions and other factors affecting the creditworthiness of our customers around the world, (4) changes in pricing and the competitive environment and the global demand for the Company's products, (5) changes in foreign currency exchange rates, (6) changes in research funding and the success of research and development activities, (7) failure of planned sales initiatives in our Research, Applied and SAFC Commercial business units and global supply chain efficiency improvements, (8) dependence on uninterrupted manufacturing operations and a global supply chain, (9) changes in the regulatory environment in which the Company operates, (10) changes in worldwide tax rates or tax benefits from domestic and international operations, including the matters described in Note 12 - Income Taxes, to the Company’s consolidated financial statements included in Item 8 of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “10-K”), (11) exposure to litigation, including, without limitation, product liability claims, (12) the ability to maintain adequate quality standards, (13) reliance on third party package delivery services, (14) an unanticipated increase in interest rates, (15) other changes in the business environment in which the Company operates, (16) acquisitions or divestitures of businesses, (17) the amount of restructuring charges, if any, (18) disruption to our information technology systems, and (19) the outcome of the outstanding matters described in Note 13 - Contingent Liabilities and Commitments to the Company’s consolidated financial statements included in Item 8 of Part II of the 10-K. A further discussion of the Company’s risk factors can be found in Item 1A of Part I of the 10-K. The Company does not undertake any obligation to update these forward-looking statements.

About Sigma-Aldrich: Sigma-Aldrich, headquartered in St. Louis, Missouri, is a leading Life Science and Technology company whose biochemical and organic chemical products, kits and services are used in scientific research, including genomic and proteomic research, biotechnology, pharmaceutical development, the diagnosis of disease and as key components in pharmaceutical, diagnostics and high technology manufacturing. Sigma-Aldrich manufactures and distributes 250,000 chemicals, biochemicals and other essential products and 46,000 equipment products to its global customer base with more than one million scientists and technologists in life science companies, university and government institutions, hospitals and a wide range of industrial companies. The Company operates in 37 countries and has more than 9,700 employees whose objective is to provide excellent service worldwide. Sigma-Aldrich is committed to accelerating customer success through innovation and leadership in Life Science, Technology and Service. For more information about Sigma-Aldrich, please visit its website at www.sigma-aldrich.com.

Non-GAAP Financial Measures: The Company supplements its disclosures made in accordance with accounting principles generally accepted in the United States (U.S. GAAP) with certain non-GAAP financial measures. The Company does not, and does not suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. These non-GAAP measures may not be consistent with the presentation by other companies inside or outside of the Company’s industry. Whenever the Company uses such non-GAAP measures, it provides a reconciliation of such measures to the most closely applicable GAAP measure. See the Supplemental Financial Information on pages 9 and 10 of this release for these reconciliations.

With approximately 60% of sales denominated in currencies other than the U.S. dollar, management uses currency adjusted sales growth when analyzing Company performance, and believes it is useful as well to investors to judge the Company’s performance. Organic sales growth data presented in this release excludes currency and acquisition/divestiture impacts. The Company calculates the impact of changes in foreign currency exchange rates by multiplying current period activity by the difference between current period exchange rates and prior period exchange rates. The result is the defined impact of “changes in foreign currency exchange rates.” While we are able to report past currency impacts, we are unable to estimate changes that may occur in 2015 to applicable exchange rates. Any significant changes in currency exchange rates would likely have a significant impact on reported growth rates due to the volume of sales denominated in foreign currencies.

Management also uses the following non-GAAP measures to judge its performance and ability to pursue opportunities that enhance shareholder value, and believes this non-GAAP information is useful to investors as well: adjusted operating income, adjusted diluted EPS and adjusted operating income margin (reconciled on page 10) and free cash flow (reconciled on page 8). Free cash flow does not necessarily represent the residual cash flow available for discretionary expenditures.

Investor and Financial Contact

Quintin Lai
Investor Relations
(314) 898-4643
quintin.lai@sial.com

SIGMA-ALDRICH CORPORATION
Consolidated Statements of Income (Unaudited)
(in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Sales	$697	$701	$1,373	$1,390
Cost of products and services sold	341	343	659	681
Gross profit	356	358	714	709
Selling, general and administrative expenses	164	157	327	317
Research and development expenses	19	16	36	32
Other charges	4	1	7	2
Operating income	169	184	344	358
Interest, net	1	—	1	1
Income before income taxes	168	184	343	357
Provision for income taxes	48	51	97	98
Net income	$120	$133	$246	$259

Net income per share - Basic	$1.00	$1.12	$2.05	$2.18
Net income per share - Diluted	$0.98	$1.11	$2.02	$2.16

Weighted average number of shares outstanding - Basic	120	119	120	119
Weighted average number of shares outstanding - Diluted	122	120	122	120

Income Statement Ratios
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Gross profit	51.1%	51.1%	52.0%	51.0%
S,G&A expenses	23.5%	22.4%	23.8%	22.8%
Research and development expenses	2.8%	2.3%	2.6%	2.3%
Other charges	0.6%	0.2%	0.5%	0.1%
Operating income	24.2%	26.2%	25.1%	25.8%

Net income	17.2%	19.0%	17.9%	18.6%

Effective tax rate	28.6%	27.7%	28.3%	27.5%

SIGMA-ALDRICH CORPORATION
Consolidated Balance Sheets (Unaudited)
(in millions)

	(Unaudited)
	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$1,050	$958
Accounts receivable	418	397
Inventories	742	699
Deferred taxes	54	46
Other	105	147
Total current assets	2,369	2,247

Property, plant and equipment:
Property, plant and equipment	2,150	2,108
Less - accumulated depreciation	(1,361)	(1,322)
Property, plant and equipment, net	789	786

Goodwill	753	756
Intangibles, net	282	292
Other	113	114
Total assets	$4,306	$4,195

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable	$—	$145
Accounts payable	201	183
Payroll	72	81
Income taxes	61	—
Other	90	81
Total current liabilities	424	490

Long-term debt	300	300
Pension and post-retirement benefits	103	103
Deferred taxes	62	69
Other	109	103
Total liabilities	998	1,065

Stockholders' equity:
Common stock	202	202
Capital in excess of par value	411	383
Common stock in treasury	(2,490)	(2,486)
Retained earnings	5,240	5,049
Accumulated other comprehensive income/(loss)	(55)	(18)
Total stockholders' equity	3,308	3,130

Total liabilities and stockholders' equity	$4,306	$4,195

SIGMA-ALDRICH CORPORATION
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net income	$246	$259
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65	66
Deferred income taxes	(16)	(13)
Stock-based compensation expense	6	12
Other	(4)	(2)
Changes in operating assets and liabilities:
Accounts receivable	(34)	(37)
Inventories	(48)	(18)
Accounts payable	21	23
Income taxes	66	12
Other	5	(15)
Net cash provided by operating activities	307	287

Cash flows from investing activities:
Capital expenditures	(55)	(55)
Purchases of investments	(17)	(6)
Proceeds from sales of investments	54	5
Other	(5)	(2)
Net cash (used in) investing activities	(23)	(58)

Cash flows from financing activities:
Net issuance/(repayment) of short-term debt	(145)	(21)
Dividends	(55)	(55)
Share repurchases	—	(85)
Proceeds from exercise of stock options	17	14
Other	1	1
Net cash (used in) financing activities	(182)	(146)

Effect of exchange rate changes on cash	(10)	5
Net change in cash and cash equivalents	92	88
Cash and cash equivalents at January 1	958	722
Cash and cash equivalents at June 30	$1,050	$810

Reconciliation of Free Cash Flow
(in millions)
	Six Months Ended
	June 30,
	2015	2014

Net cash provided by operating activities	$307	$287
Less: Capital expenditures	(55)	(55)
Free cash flow	$252	$232

SIGMA-ALDRICH CORPORATION
Supplemental Financial Information - (Unaudited)

Sales Growth by Business Unit
	Three Months Ended
	June 30, 2015

			Acquisition	Adjusted
	Reported	Currency	Benefit	(Organic)

Research	(5)%	(11)%	—%	6%
Applied	3%	(10)%	5%	8%
SAFC Commercial	4%	(7)%	—%	11%
Total Customer Sales	—%	(9)%	1%	8%

	Six Months Ended
	June 30, 2015

			Acquisition	Adjusted
	Reported	Currency	Benefit	(Organic)

Research	(6)%	(10)%	—%	4%
Applied	3%	(9)%	5%	7%
SAFC Commercial	4%	(6)%	—%	10%
Total Customer Sales	(1)%	(9)%	1%	7%

Business Unit Sales
(in millions)
	First Quarter 2015	Second Quarter 2015	Third Quarter 2015	Fourth Quarter 2015	Total 2015

Research	$335	$340	$—	$—	$675
Applied	175	178	—	—	353
SAFC Commercial	166	179	—	—	345
Total Customer Sales	$676	$697	$—	$—	$1,373

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Total 2014

Research	$359	$357	$347	$341	$1,404
Applied	171	172	170	167	680
SAFC Commercial	159	172	173	197	701
Total Customer Sales	$689	$701	$690	$705	$2,785

SIGMA-ALDRICH CORPORATION
Supplemental Financial Information - (Unaudited)

Reconciliation of Reported Net Income to Adjusted Net Income

	Net Income		Diluted Earnings
	(in millions)		Per Share
	Three Months Ended		Three Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Reported net income	$120	$133	$0.98	$1.11
Other charges	3	—	0.03	—
Adjusted net income	$123	$133	$1.01	$1.11

	Net Income		Diluted Earnings
	(in millions)		Per Share
	Six Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Reported net income	$246	$259	$2.02	$2.16
Other charges	5	1	0.04	0.01
Adjusted net income	$251	$260	$2.06	$2.17

Reconciliation of Reported Operating Income to Adjusted Operating Income
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Reported operating income	$169	$184	$344	$358
Other charges	4	1	7	2
Adjusted operating income	$173	$185	$351	$360

Reconciliation of Reported Operating Income Margin to Adjusted Operating Income Margin

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Reported operating income margin	24.2%	26.2%	25.1%	25.8%
Other charges	0.6%	0.2%	0.5%	0.1%
Adjusted operating income margin	24.8%	26.4%	25.6%	25.9%

Trend of Reported Operating Income Margin to Adjusted Operating Income Margin

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2015	2015	2014	2014

Reported operating income margin	24.2%	25.9%	24.0%	22.3%
Other charges	0.6%	0.4%	1.0%	3.6%
Adjusted operating income margin	24.8%	26.3%	25.0%	25.9%